SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A\A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARAMARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-3086414
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class B Common Stock, Par Value $0.01 Per Share	New York Stock Exchange

Series C Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 001-16807

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $.01 per share

Series C Preferred Share Purchase Rights

This amendment to Form 8-A amends ARAMARK Corporation’s (the “Registrant”) Forms 8-A filed on November 15, 2005 and December 5, 2005, as amended by Form 8-A\A filed on May 17, 2006, solely to disclose the second amendment to the Registrant’s Rights Agreement (the “Amendment”). The Registrant and Mellon Investor Services, LLC, as Rights Agent, entered into an Amendment dated as of August 8, 2006 to the Rights Agreement dated as of December 10, 2001, as amended on April 28, 2006. The purpose of the Amendment was to ensure that neither the execution of the Agreement and Plan of Merger (the “Agreement”) dated as of August 8, 2006 by and among the Registrant, RMK Acquisition Corporation, a Delaware corporation (“MergerCo”), and RMK Finance LLC, a Delaware limited liability company (“SibCo”), nor the consummation of the merger or the other transactions contemplated by the Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, none of MergerCo, SibCo or any of their respective affiliates or associates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Agreement or the consummation of the merger or any other transactions contemplated by the Agreement. The Rights Agreement was filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 15, 2001. The Amendment was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 8, 2006.

ITEM 1.	Description of Registrant’s Securities to be Registered

Class A Common Stock and Series C Preferred Share Purchase Rights

A description of the Class A Common Stock, par value $0.01 per share, and the right to purchase one one-thousandth of a share of Series C Preferred Stock associated with each share of Class A Common Stock (the “Rights” and, together with the Common Stock, the “Securities”) of the Registrant is contained in Amendment No. 6 to the Registrant’s Registration Statement on Form S-4 (File No. 333-65228) filed with the Commission on November 16, 2001. The descriptions, which can be found under “Description of Capital Stock, Certificate of Incorporation and Bylaws,” are incorporated in this Item 1 by reference.

Class B Common Stock and Series C Preferred Share Purchase Rights

A description of the Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and the right to purchase one share of Series C Preferred Stock associated with each share of Class B Common Stock the “Registrant” is contained in Amendment No. 8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-65226) filed with the Commission on December 7, 2001. The descriptions, which can be found under “Description of Capital Stock, Certificate of Incorporation and Bylaws,” are incorporated in this Item 1 by reference.

ITEM 2.	Exhibits

No.	Description

1	Amended and Restated Certificate of Incorporation of ARAMARK Corporation (incorporated by reference to Exhibit 3.1 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2003, pursuant to the Exchange Act (File No. 001-16807)).

2	Certificate of Designations for Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2005, pursuant to the Exchange Act (File No. 001-16807)).

3	Bylaws of ARAMARK Corporation (incorporated by reference to Exhibit 99.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the Commission on September 22, 2004, pursuant to the Exchange Act (File No. 001-16807)).

4	Form of stock certificate for Class B common stock (incorporated by reference to Exhibit 4.8 to ARAMARK Corporation’s Registration Statement on Form S-1 filed with the Commission on October 9, 2001, pursuant to the Securities Act (Registration No. 333-65226)).

5	Form of stock certificate for Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 common stock (incorporated by reference to Exhibit 4.9 to ARAMARK Corporation’s Registration Statement on Form S-1 filed with the Commission on October 9, 2001, pursuant to the Securities Act (Registration No. 333-65226)).

6	Form of Rights Agreement (incorporated by reference to Exhibit 4.4 to ARAMARK Corporation’s Registration Statement on Form 8-A filed with the Commission on November 15, 2001, pursuant to the Securities Act (Registration No. 000-33349)).

7	Amendment dated as of August 8, 2006 to Rights Agreement between ARAMARK Corporation and Mellon Investor Services, LLC (incorporated by reference to Exhibit 4.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the Commission on August 8, 2006, pursuant to the Exchange Act (File No. 001-16807))..

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

ARAMARK CORPORATION

Date: September 5, 2006	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

1	Amended and Restated Certificate of Incorporation of ARAMARK Corporation (incorporated by reference to Exhibit 3.1 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2003, pursuant to the Exchange Act (File No. 001-16807)).

2	Certificate of Designations for Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2005, pursuant to the Exchange Act (File No. 001-16807)).

3	Bylaws of ARAMARK Corporation (incorporated by reference to Exhibit 99.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the Commission on September 22, 2004, pursuant to the Exchange Act (File No. 001-16807)).

4	Form of stock certificate for Class B common stock (incorporated by reference to Exhibit 4.8 to ARAMARK Corporation’s Registration Statement on Form S-1 filed with the Commission on October 9, 2001, pursuant to the Securities Act (Registration No. 333-65226)).

5	Form of stock certificate for Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 common stock (incorporated by reference to Exhibit 4.9 to ARAMARK Corporation’s Registration Statement on Form S-1 filed with the Commission on October 9, 2001, pursuant to the Securities Act (Registration No. 333-65226)).

5	Form of Rights Agreement (incorporated by reference to Exhibit 4.4 to ARAMARK Corporation’s Registration Statement on Form 8-A filed with the Commission on November 15, 2001, pursuant to the Securities Act (Registration No. 000-33349)).

6	Amendment dated as of August 8, 2006 to Rights Agreement between ARAMARK Corporation and Mellon Investor Services, LLC (incorporated by reference to Exhibit 4.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the Commission on August 8, 2006, pursuant to the Exchange Act (File No. 001-16807)).